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                                                                   EXHIBIT 10.17

                                   AGREEMENT

     This Agreement (the "Agreement") is made and entered into as of August 23, 1996, between LAUREN L. SHAW ("Shaw") and PEERLESS SYSTEMS COMPANY (the "Company").

                                   RECITALS

     WHEREAS, the Company and Shaw desire to amend and restate that certain Executive Employment Agreement, dated January 6, 1996 (the "Employment Agreement").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties agree, effective as of the date of this Agreement, as follows:

     1.   COMPENSATION PAYABLE.

          (a) Effective as of the date of this Agreement, and on the terms set forth herein, Shaw hereby resigns as an employee and executive officer of the Company and from all other positions which he currently holds with the Company, other than his position as a member of the Board of Directors of the Company.

          (b) In consideration for the execution of this Agreement, including the Consulting Agreement attached as Exhibit A hereto and the Release attached as Exhibit B hereto, the Company agrees to pay Shaw, without offset, $9,080 bi-weekly (every other week) (the "Consulting Fees") on each regular pay day of the Company until the earlier of (i) December 31, 1998 or (ii) the last day of the 15th full month ending after the Company completes a firmly-underwritten public offering (the "IPO"); provided, that if the underwriters determine to limit the number of shares to be included in the IPO by Shaw, Renshaw and their affiliated entities such that less than 1,297,937 (pre-split) Firm Shares (as hereinafter defined) or less than 102,063 (pre-split) Option Shares are included therein, the payment of Consulting Fees shall be extended until the last day of the 15th full month ending after the Company completes another firmly-underwritten public offering or offerings in which all the Registrable Securities excluded from the IPO are included as Firm Shares. As a consultant, the Company will not withhold from the Consulting Fees any amount for taxes, social security or other payroll deductions. The Company will issue Shaw a 1099 form with respect to Shaw's Consulting Fees. Shaw acknowledges that he will be entirely responsible for payment of any such taxes, and he hereby indemnifies and holds harmless the Company from any liability for any such taxes, or any penalties or interest with respect thereto which may be assessed by any taxing authority.

          In addition, the Company shall pay to Shaw all amounts due for his accrued and unused vacation, sabbatical and unpaid salary to date, if any, and out-of-pocket expenses which amount the parties hereto agree to be $26,943, less standard deductions and withholdings (the "Wage Payment", which, collectively with the Consulting Fees, is referred to herein collectively as the "Cash Payment"). The Cash Payment shall constitute all amounts now due or hereafter

                                      1.

payable by the Company to Shaw arising from this Agreement and the Employment Agreement, except for the Consulting Premiums subsequently payable if incurred, as set forth in Section 3 hereof and the legal fees and expenses payable pursuant to Section 6 hereof. The Wage Payment shall be due and payable upon execution of this Agreement. This Agreement shall not affect any other obligations which the Company may have to Shaw (other than pursuant to the Employment Agreement) under any other written agreement between the Company and Shaw, or at law (including, without limitation, the indemnification agreement and other obligations referred to in this Agreement, and the Company's obligations at law under the Company's charter documents to indemnify Shaw for liabilities which he may have incurred in the course of his employment by the Company).

          (c) Shaw shall not be obligated to mitigate or attempt to mitigate the obligations of the Company to make payments to him hereunder, and no amounts earned by Shaw, whether pursuant to this Agreement or from the parties unaffiliated with the Company, shall in any manner reduce, abate or otherwise affect the Company's obligations to make such payments to Shaw.

          (d) In the event of death, Shaw's heirs or his estate shall be entitled to receive payment of the Consulting Fees for the balance of the period provided in Section 1(b) above.

     2. HEALTH INSURANCE. To the extent permitted by the federal COBRA law and by the Company's current group health insurance policies, Shaw will be eligible to continue his health insurance benefits at his own expense and, later, to convert to an individual policy if he wishes. Shaw will be provided with a separate notice of his COBRA rights.

     3.   Consultancy.

          (a) The Company shall retain Shaw as an independent consultant after the date hereof, and Shaw agrees to perform such services upon request in accordance with the terms and provisions of the Consulting Agreement attached as Exhibit A until December 31, 1998 (the "Consulting Term"). During the Consulting Term, Shaw shall perform such consulting services as the Board of Directors shall reasonably request to the extent that the same would not unreasonably interfere with any activities in which Shaw may then be engaged, and upon the terms and subject to the conditions set forth in the Consulting Agreement; provided that Shaw shall not be required to undertake to perform, or to perform, any consulting services which:

               (i) do not exclusively involve executive-level consultation and advice;

               (ii) are not contained in an assignment in written memorandum form; or

               (iii) involve travel outside of Los Angeles or Orange County, California.

                                      2.
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In addition, Shaw shall not be required, without his consent, to render more than four hours of consulting services in any calendar week during the Consulting Term, or to render consulting services in more than three calendar weeks in any calendar month during the Consulting Term, and Shaw shall have the right with respect to each consulting assignment to defer performance of such consulting assignment for up to four calendar weeks from its receipt. Activities of Shaw in carrying out his duties as a member of the Board of Directors shall not be deemed to be consulting services subject to this Agreement. Nothing contained herein shall require the Company to utilize Shaw's consulting services and therefore incur obligations to pay consulting premiums.

          (b) In addition to the Consulting Fees Shaw will receive for his consulting services, the Company will pay Shaw a premium for such services at the rate of an additional $150 per hour not to exceed $1,500 per day (the "Consulting Premiums"). These amounts shall be in addition to, and not in lieu of, the Consulting Fees set forth above, and will be paid out based on Shaw's submission of time sheets on a bi-weekly basis. Consulting Premiums, if any, incurred prior to the IPO will be paid on the last day of the week following the week in which the IPO closes, and Consulting Premiums, if any, incurred following the IPO shall be paid promptly, and, in any event within 14 days of the day on which such services are rendered. In the event that the IPO has not occurred prior to December 31, 1996, all Consulting Premiums previously incurred, if any, pursuant to this Section shall then be due and payable and thereafter shall be paid promptly, and in any event on or prior to January 5, 1997.

          (c) Notwithstanding anything to the contrary herein or in the Consulting Agreement, Shaw shall be entitled to decline assignments from the Company during a period of up to six weeks (which need not be consecutive) in each six month period throughout the Consulting Term.

          (d) Shaw and the Company shall execute the Consulting Agreement attached hereto as Exhibit A. In the event that a Change in Control (as hereinafter defined) has not occurred prior to December 31, 1998, and Shaw terminates his consulting agreement or is unwilling or unable to perform services thereunder (other than due to death, incapacity or illness) at any time prior to the end of the Consulting Term, the Company will not be required to pay any Consulting Fees or Premiums that have not yet become due to be paid in accordance with Section 1(b) above. The Company shall not have the right to refuse to make payments of Consulting Fees, or Consulting Premiums, due to Shaw based upon the quality or timeliness of the services rendered by him pursuant to the Consulting Agreement.

          (e) Non-Competition. In the event of a Change in Control and without regard to whether or not Shaw remains engaged as a consultant to the Company or its successor following such transaction, Shaw agrees upon request to enter into and to execute an Agreement Not-To-Compete with the Company and/or its successor. Such agreement shall prohibit Shaw from participating through employment, ownership or otherwise in any entity or business which competes with the Company's business for a period lasting until the earlier of December 31, 1998 and three years following the Change in Control. For purposes of this paragraph, a "Change of Control" shall mean (i) the sale of the Company of all or substantially all of its

                                      3.
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assets to a single purchaser or to a group of associated purchasers in a single transaction or a series of related transactions; (ii) the sale, exchange or other disposition in one transaction or a series of related transactions of one-half or more of the outstanding capital stock of the Company; or (iii) the merger, acquisition or consolidation of the Company in a transaction in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing Company. For purposes of the prohibition on competition with the Company's business, the Company's business shall be deemed to mean the business of the Company immediately prior to the Change in Control. The foregoing shall not be deemed to prohibit Shaw from owning, directly or indirectly, up to five percent (5%) of the issues and outstanding stock or securities of a publicly traded Company or entity, even if competitive with the Company's business.

     4.   BOARD SERVICES.

     Subject to the terms of this Section, Shaw shall remain on the Board of Directors following the execution of this Agreement. Shaw and the other directors shall stand for election and shall be subject to removal in accordance with the Company's Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated Bylaws (the "Bylaws") and applicable law. This Agreement shall not amend any provision of the Amended and Restated Investors' Rights Agreement (the "Investors' Rights Agreement") as currently in effect. Shaw may resign from the Board of Directors at any time. Shaw shall receive standard board compensation provided to outside directors of the Company.

     5.   DIRECTORS AND OFFICERS INSURANCE; INDEMNIFICATION AGREEMENT.

     The Company shall retain directors and officers insurance ("D&O Insurance") continuously during a period commencing on the effective date of the IPO and covering any liability of Shaw arising as a result of or while Shaw serves on the Board of Directors or while Shaw or Renshaw served as officers of the Company. The insurance shall survive for at least three years following Shaw's departure as a Board member. Such insurance shall cover and inure to all current and former executive officers of the Company, including Shaw and Renshaw. The Company shall promptly enter into indemnification agreements with Shaw, in a form reasonably satisfactory to Shaw and his counsel.

     6.   LEGAL FEES; SELLING COSTS; OFFERING.

          (a) The Company shall pay (i) all legal fees and expenses reasonably incurred by Shaw in connection with the preparation of this Agreement and all ancillary documents related thereto and the rendering of advice to Shaw in connection with the Agreement and (ii) all costs, fees and expenses (including, without limitation, all reasonable counsel fees (including separate counsel for Shaw and Renshaw), filing fees, blue sky fees and other costs and expenses incurred by Shaw and/or Renshaw in connection with the IPO, but excluding, however, any underwriting discounts and commissions relating to the shares sold by them. The legal fees and expenses payable by the Company for Shaw and/or Renshaw for legal fees under (i) and (ii) above shall not exceed a combined total of $10,000.

                                      4.
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          (b) The Company shall include the shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants) (the "Registrable Securities") of Shaw and Renshaw and their affiliated entities in the registration statement and provide for the resale of such Registrable Securities in the IPO. Not more than 1,297,937 Registrable Securities (pre split) shall be included in the underwritten shares (the "Firm Shares") and up to 102,063 Registrable Securities (pre split) shall be included in the underwriters' over-allotment option (the "Option Shares"). All warrants held by Shaw and Renshaw may be exercised on a cashless basis for Common Stock at the initial public offering price and Shaw and Renshaw, if agreed to by the underwriters and if so provided in the underwriting agreement, shall be afforded the right to sell, as Firm Shares (subject to the foregoing limitation), their warrants to the underwriters in connection with the IPO at a price per share underlying such warrants equal to the difference between (x) initial offering price per share in the IPO, less underwriting discounts and (y) the exercise price per share of such warrants. Shaw and Renshaw shall have the absolute and unconditional right at anytime prior to their execution and delivery of the underwritten agreement to refuse to sell any of the Firm Shares or the Option Shares if the initial offering price, underwriting discount or other terms of the IPO are not acceptable to them.

          Notwithstanding the foregoing, if the underwriters determine that marketing factors, at the time or pricing or otherwise, require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting; provided, that the shares to be included by all other selling stockholders shall be removed from the proposed offering before any of the Firm Shares of Shaw or Renshaw are excluded and shall be limited on a pro rata basis commensurate with the limitations on the Option Shares of Shaw and Renshaw before any Option Shares of Shaw or Renshaw are excluded. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitations shall be included in such registration.

          This subsection shall terminate and be of no further force and effect in the event that the IPO does not occur by April 1, 1997. In such event, Shaw and Renshaw shall continue to have the registration rights set forth in the Investors' Rights Agreement.

     7.   FACILITIES.

          (a) Shaw shall be entitled to use his current office space, and the Company shall provide Shaw with reasonable secretarial and other office support in the manner and to the extent currently being provided by the Company to Shaw at the Company's expense for 30 days following the date hereof. Shaw shall remove his personal belongings and vacate his current office space on or prior to the 30th day following the date hereof.

          (b) During the Consulting Term, the Company shall provide Shaw with private office space at the Company's facilities and such secretarial support as is reasonably required to enable Shaw to perform consulting assignments for the Company. In addition, the Company shall provide Shaw with a computer, printer and facsimile machine to be located at Shaw's principal residence and to be sufficient to enable Shaw to perform consulting assignments from such location. All costs of the foregoing, including maintenance thereof, shall be borne by the

                                      5.
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Company. Shaw will return all such equipment at such time as the Company notifies him that his services are no longer necessary.

     8. OTHER COMPENSATION OR BENEFITS. Shaw acknowledges that, except as expressly provided or referred to in this Agreement, he will not receive any additional compensation, severance or benefits with respect to his employment or consulting with the Company.

     9. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11. SUCCESSORS AND ASSIGNS. All rights, obligations and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

     12. CALIFORNIA LAW. This Agreement shall be governed by the laws of the State of California and shall be construed in accordance therewith.

     13. NO WAIVER OR NOTIFICATION. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision. This Agreement supersedes in its entirety the Employment Agreement, which is of no further force or effect.

     14. MISCELLANEOUS. This Agreement, including Exhibit A and Exhibit B, constitutes the complete, final and exclusive embodiment of the entire agreement between Shaw and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both Shaw and a duly authorized officer of the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. No such determination shall limit the Company's obligation to pay the Consulting Fee, which, except as specifically set forth herein, is unconditional.

     15. EXPENSES. The prevailing party in any action or proceeding between Shaw and Company arising out of or related to this Agreement shall be entitled to recover from the other party all of its costs and expenses, including with limitation reasonable attorneys' fees, incurred in connection with such action or any appeal of such action.

                                       6.
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     IN WITNESS WHEREOF, the parties set forth below have executed this
Agreement as of the date set forth above.

PEERLESS SYSTEMS COMPANY


By:         /s/ Edward Gavaldon
   -------------------------------------
              Edward Gavaldon


            /s/ Lauren L. Shaw
   -------------------------------------
              LAUREN L. SHAW


Exhibit A:  Consulting Agreement
Exhibit B:  Release


                                      7.